EXHIBIT 6

                            UNDERWRITING AGREEMENT

         This Agreement made as of this ___ day of ___________, 1997, by and between The Flex-Partners, a Massachusetts business trust (the "Trust"), and Adviser Dealer Services, Inc., an Ohio corporation ("Underwriter").

         WHEREAS, the Trust is authorized to issue shares in separate series representing interests in separate portfolios of securities and other assets; and

         WHEREAS, one such series of shares represent interests in The CEF Fund (the "Fund"); and

         WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission (the "Commission") and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Fund and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of the Fund (the "Shares");

         NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

         1. APPOINTMENT. The Fund hereby appoints Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of its Shares whenever, in its sole discretion, it deems such action to be desirable.

         2.       SALE AND REPURCHASE OF SHARES.

         (a) Underwriter will have the right, as agent for the Fund, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in paragraph 2(d) hereof) less a discount determined by Underwriter, which discount shall not exceed the amount of the sales charge stated in the Fund's then current Prospectus (as defined in paragraph 5(a) hereof) and statement of additional information. At the request of the Fund (which request shall not be more frequent than quarterly), Underwriter shall furnish a list of broker-dealers with whom Underwriter has entered into a dealer agreement. The Fund shall have the right to delete from such list any broker-dealer from whom the Fund chooses not to accept sales orders. Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Fund. Underwriter shall have no obligation to accept monies or Shares, or establish customer accounts. All sales of Shares shall be conducted strictly through other registered broker/dealers with Underwriter acting in the role of wholesaler. The right granted to the Underwriter to sell Shares to such investment dealers against orders therefor shall not apply to Shares issued in the event that an investment company (whether a regulated or private investment company or a personal holding company) is merged with and into or consolidated with the Fund or in the event that the Fund acquires by purchase or otherwise, all or substantially all of the assets or the outstanding shares of any such company. Such right shall also not apply to Shares issued by the Fund as a dividend or stock split.

                  (b) Underwriter will also have the right, as agent for the Fund, to sell Shares to the public against orders therefor at the public offering price (as defined in paragraph 2(d) hereof).


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                  (c) Underwriter will also have the right, as agent for the
         Fund, to sell Shares at their net asset value to such persons as may be approved by the Board of Trustees of the Trust and provided in the Prospectus, all such sales to comply with the provisions of the Act, the rules and regulations of the Commission promulgated thereunder and all other federal and state securities laws, rules and regulations.

                  (d) The public offering price shall be the net asset value of Shares then in effect, plus any applicable sales charge determined in the manner set forth in the Prospectus or as permitted by the Act and the rules and regulations of the Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the rules and regulations of the NASD.

                  (e) The net asset value of the Shares shall be determined in the manner provided in the Prospectus, and when determined shall be applicable to transactions as provided for in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated pursuant to paragraph (d) above.

                  (f) The Fund shall receive the applicable net asset value of their Shares promptly, but in no event later than the third (3rd) business day following the date on which Underwriter shall have received an order for the purchase of Shares. Underwriter shall have the right to retain the sales charge less any applicable dealer discount.

                  (g) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased. Sales of the Shares of the Fund shall be deemed to be made when and where accepted by the Fund's transfer agent.

                  (h) If Underwriter is not registered as a broker-dealer in any state or an exemption for sales of Shares by Underwriter in such state is not otherwise available, the Fund shall not be permitted to sell Shares in the state until Underwriter is so registered or such exemption is available.

                  (i) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly agrees that it will undertake no activities which will, in its judgment, adversely affect the performance of its obligations to the Fund under this Agreement.

                  (j) Underwriter may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

         3. SALES OF SHARES. Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Fund, undertakes to sell Shares on a best efforts basis only against orders therefor.


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         4.       RULES OF NASD, ETC.

                  (a) Underwriter will conform in all material respects to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells any Shares.

                  (b) Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and Underwriter shall not withhold the placing of purchase orders so as to make a profit thereby.

                  (c) Underwriter agrees to obtain the prior written approval of the Fund (which approval shall not be unreasonably withheld or delayed) with regard to, and file and clear with the proper authorities copies of, any agreements, plans or other materials it intends to use in connection with any sales of Shares. Copies of such materials and evidence of filing with the proper authorities shall be furnished to the Fund. To the extent the Fund has created any such sales materials, the Fund shall not use such materials until Underwriter has approved of such materials and filed them with the proper authorities.

                  (d) Underwriter shall not make, or authorize any registered representative, broker or dealer to make, in connection with any sales or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Prospectus covering the Shares and in sales materials approved by the Underwriter and the Fund as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Fund to Underwriter in reasonable quantities upon request.

         5. REPRESENTATIONS AND WARRANTIES OF THE FUND. The Fund represents and warrants to, and agrees with Underwriter that:

                  (a) A registration statement on Form N-1A with respect to its Shares has been prepared and filed by the Fund with the Commission under and in all material respects in conformity with the requirements of the Securities Act of 1933, as amended (the "33 Act"), and the Act and the Rules and Regulations (as defined hereinbelow); such registration statement is currently effective. As used in this Agreement, the term "Registration Statement" means such registration statement, including all exhibits thereto, as amended from time to time; and the term "Prospectus" means the prospectus and statement of additional information, as amended from time to time, constituting a part of the Registration Statement, in the form filed with the Commission.

                  (b) Neither the Commission nor any state has issued any order preventing or suspending the use of any Prospectus, and each Prospectus complies in all material respects with the requirements of the 33 Act and Act (together the "Acts") and the rules and regulations (the "Rules and Regulations") promulgated by the Commission under the Acts and the Securities Exchange Act of 1934 as amended (the "34 Act"), and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements which are required to be stated therein in accordance with the Acts and the Rules and Regulations and comply in all material respects with the requirements of the Acts and the Rules and Regulations; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Fund is a series fund of a business trust which is validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full power and authority to own


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         its properties and conduct its business as now conducted; and its
         Shares have been duly authorized and when issued will be validly issued, fully paid and nonassessable.

                  (d) The Shares conform in all material respects to the description thereof contained in the Prospectus.

                  (e) The Fund has full legal right, power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to Underwriter as provided herein, and this Agreement has been duly authorized, executed and delivered by the Fund as required by the Act.

                  (f) The Fund is not in violation of the Trust's Declaration of Trust or By-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Fund. No consent, approval, authorization or order of any court or governmental agency or body or securities exchange is required for the consummation of the transactions contemplated by this Agreement except such as have been obtained and such as may be required under the Acts and the Rules and Regulations and such as may be required under state securities laws or Blue Sky Laws in connection with the purchase and distribution of the Shares by Underwriter. The consummation by the Fund of the transactions contemplated by this Agreement will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Fund pursuant to the terms of, result in a breach or violation by the Fund of any of the terms or provisions of, or constitute a default by the Fund under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Fund is a party or to which it or its property is subject, the Declaration of Trust or By-laws of the Trust, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its property.

                  (g) The financial statements and the related notes included in the Registration Statement and Prospectus present fairly the financial position, results of operations and changes in financial position of the Fund at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein.

                  (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, the Fund has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of business, and there has not been any material change in the capital stock, or any material adverse change, in the business, condition (financial or other), key personnel, properties, results of operations or assets of the Fund except in each case as disclosed in or contemplated by the Prospectus.

                  (i) There is not pending, or to the knowledge of the Fund, contemplated or threatened, any action, suit, proceeding, inquiry or investigation, to which the Fund is a party, or to which the property of the Fund is subject, before or brought by any court or governmental agency or body, or any arbitrator, which, if determined adversely to the Fund might result in any material adverse change in the business, condition (financial or other), net asset value or results of operations, or materially adversely affect the properties or assets of the Fund.

                  (j) The Fund is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain is likely to have any material adverse effect on the condition (financial or other), properties, prospective results of operations or net asset value of the Fund.


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                  (k) There are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Acts or by the Rules and Regulations which have not been described or filed as required.

                  (l) The Fund has timely filed all necessary federal income tax returns and all necessary state and foreign income, excise, state and franchise tax returns, has paid all taxes shown as due thereon and has made adequate reserves for future tax liabilities, and, except as described in the Prospectus, there is no tax deficiency that has been asserted against the Fund that would materially and adversely affect the business of the Fund.

                  (m) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and
         (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         6. COVENANTS OF THE FUND. The Fund covenants and agrees with Underwriter that:

                  (a) The Fund will cause any subsequent amendments to the Registration Statement to become effective as promptly as practicable and will not file any amendment to the Registration Statement or any supplement to the Prospectus of which Underwriter shall not previously have been furnished with a copy a reasonable time prior to the proposed filing. Except as otherwise provided in Section 1 hereof, the Fund will maintain an effective Registration Statement as required by the Acts at all times during the term of this Agreement. Except as otherwise provided in Section 1 hereof, the Fund will comply so far as it is able with all requirements imposed upon it by the Acts and the Rules and Regulations to the extent necessary to permit the continuance of sales of the Shares in accordance with the provisions hereof and of the Prospectus and the Fund will prepare and file with the Commission any amendments to the Registration Statement or supplements to the Prospectus which it deems necessary or advisable in connection with the distribution of the Shares by Underwriter, and will use its best efforts to cause the same to become effective as promptly as practicable.

                  (b) The Fund will advise Underwriter promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purpose, or of any request made by the Commission for amending the Registration Statement, for supplementing the Prospectus or for additional information, and the Fund will use its best efforts to prevent the issuance of any such order and, if any such order is issued to obtain the lifting thereof as promptly as practicable.

                  (c) The Fund will arrange for the qualification of the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions in which the Shares will be sold.

                  (d) The Fund will furnish to Underwriter copies of the Registration Statement, the Prospectus, and all amendments and supplements thereto, in each case as soon as available, and in such quantities as Underwriter may reasonably request.

                  (e) The Fund will furnish to its shareholders semi-annual and annual reports including such information and within the time requirements prescribed by the Act.

                  (f) If sales of the Fund's Shares are facilitated through the use of a clearing agency (e.g., National Securities Clearing Corporation), the Fund shall direct its transfer agent to settle all clearing agency transactions promptly according to the rules and regulations of such clearing agency.

         7.       REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER.

         The Underwriter represents and warrants to, and agrees with the Fund, that:

                  (a) Underwriter has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with all requisite corporate power and authority to conduct its business and to perform its obligations contemplated herein.

                  (b) This Agreement has been duly and validly authorized, executed and delivered by Underwriter and constitutes Underwriter's valid, binding and enforceable agreement.

                  (c) Underwriter's execution and delivery of this Agreement, and the performance of Underwriter's obligations hereunder, will not result in a violation of, be in conflict with or constitute a default under any agreement or instrument to which Underwriter is a party or by which Underwriter or Underwriter's properties are bound, or any judgment, decree, order, statute, rule or regulation applicable to Underwriter.

                  (d) The information supplied by Underwriter for inclusion in the Prospectus and Registration Statement relating to Underwriter is complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  (e) Underwriter is (i) a broker-dealer duly registered pursuant to the provisions of the 34 Act, (ii) a member in good standing of the NASD, and (iii) duly registered as a broker-dealer under the applicable laws and regulations of each state in which Underwriter will offer and sell the Shares, except such states in which Underwriter is exempt from registration or such registration is not otherwise required. Underwriter will maintain its registration in good standing, or its exemption from such registration, throughout the term of this Agreement and Underwriter will comply with all statutes and other requirements applicable to Underwriter with respect to Underwriter's brokerage activities within those jurisdictions. Underwriter, its affiliates, officers and directors have not taken or failed to take any act, and are not subject to any order or proceeding, that would prevent the registration of the Shares with any state securities commission, or which will result in the issuance of any stop order on the sale of the Shares.

                  (f) Underwriter is a member of National Securities Clearing Corporation and has been assigned a fund distributor clearing number by Fund/Serv.

         8.       COVENANTS OF THE UNDERWRITER.

         The Underwriter covenants and agrees with the Fund that:

                  (a) In offering and selling the Shares, Underwriter will comply with all applicable requirements of the Acts, the 34 Act and the Rules and Regulations.

                  (b) Subject to valid exemption(s) from the requirement to register as a broker-dealer under any of the Blue Sky Laws, Underwriter will comply with all applicable requirements of the Blue Sky Laws applicable to Underwriter as a broker-dealer. Underwriter will not offer or sell any of the Shares in any jurisdiction prior to receiving instructions (oral or written) from the Fund that offers may be made in such jurisdiction.

                  (c) Underwriter will abide by, and take reasonable precautions to insure compliance with, all provisions contained in the Prospectus and this Agreement regulating the terms and manner of conducting the offering of the Shares. Underwriter will not use any offering or selling material other than materials furnished or approved in writing by the Fund. Neither Underwriter nor any of its agents will give any information or make any representation with respect to the Fund other than the information or representations contained in the Prospectus or any sales literature authorized by the Fund for use in connection with the offering of the Shares, or such other information as is specifically authorized by the Fund.

                  (d) In offering and selling the Shares, Underwriter will comply in all material respects with all applicable rules of the NASD, including Sections 8, 24, and 36 of Article III of the Rules of Fair Practice.

                  (e) Neither Underwriter nor any of its directors or officers (nor any other person serving in a similar capacity):

                           (i) Has been convicted within ten years of date
                  hereof of any crime or offense involving the purchase or sale of any security, involving the making of a false statement to the Commission, or arising out of such person's conduct as an underwriter, broker, dealer, municipal securities dealer or investment advisor.

                           (ii) Is subject to any order, judgment or decree of
                  any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment or decree of any court of competent jurisdiction, entered into within five years prior to the date hereof, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment advisor;

                           (iii) Is subject to an order of the Commission
                  entered pursuant to section 15(b), 15B(a), or 15B(c) of the 34 Act; or is subject to an order of the Commission entered pursuant to section 203(e) or (f) of the Investment Advisers Act of 1940;

                           (iv) Is suspended or expelled from membership in,
                  or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to section 6 of the 34 Act, an association registered as a national securities association under section 15A of the 34 Act, or a Canadian securities exchange or association for any act or omission constituting conduct inconsistent with just and equitable principles of trade;

                           (v) Is subject to a United States Postal Service
                  false representation order entered within five years of the date hereof; or is subject to a restraining order or preliminary injunction entered under section 3007 of title 39, United States Code, with respect to any conduct alleged to constitute postal fraud;

                           (vi) Has been or has been named as an underwriter
                  of any securities covered by any registration statement which is the subject of any pending proceeding or examination under section 8 of the 33 Act, or is the subject of any refusal order or stop order entered thereunder within five years prior to the date hereof;

                           (vii) Has been or has been named as an underwriter
                  of any securities covered by any filing which is subject to any pending proceeding under Rule 261 or any similar Rule adopted under section 3(b) of the 33 Act, or to an order entered thereunder within five years prior to the date hereof; and

                           (viii) Has taken or failed to take any other act,
                  or is subject to any other order or proceeding, that would make unavailable any registration or qualification requirements of the Acts, the 34 Act, the Rules and Regulations or the Blue Sky Laws.

                  (f) Underwriter shall maintain its membership with National Securities Clearing Corporation in good standing throughout the term of this Agreement and Underwriter shall comply with all articles, bylaws, rules and other requirements applicable to Underwriter's activities with National Securities Clearing Corporation and Fund/Serv. Underwriter shall promptly submit a letter to National Securities Clearing Corporation on behalf of the Funds for an additional member agreement for mutual fund settlement.

                  (g) Neither Underwriter nor any of its directors, officers, employees, or members of an advisory board is (i) ineligible, by reason of subsection (a) of Section 9 of the Act to serve or act in such capacities or (ii) subject to an order of the Commission entered pursuant to subsections (b) or (f) of Section 9 of the Act.

         9. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of Underwriter hereunder shall be subject, in its discretion, to the accuracy of the representations and warranties of the Funds herein and to the performance by the Fund of their covenants and agreements hereunder.

         10. CONDITIONS OF THE FUNDS' OBLIGATIONS. The obligations of the Fund hereunder shall be subject, in their discretion, to the accuracy of the representations and warranties of Underwriter herein and to the performance by Underwriter of its covenants and agreements hereunder.

         11.      INDEMNIFICATION.

                  (a) The Fund agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls Underwriter and the directors, officers and employees of Underwriter (each, including any such controlling person, is referred to herein as a "related person") within the meaning of the Acts or Section 20 of the 34 Act, from and against any losses, claims, damages, fines and liabilities, joint or several, to which Underwriter or a related person may become subject under the Acts or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained (A) in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (B) in any Blue Sky Application or other document executed by the Fund specifically for that purpose or based upon written information furnished by the Fund filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any amendment or supplement thereof, any Blue Sky Application, or any sales material, a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Underwriter and each related person for any legal or other expenses reasonably incurred by Underwriter or such related person in connection with investigating or defending any such loss, claim, damage, liability or action, or (iii) the failure of the Fund's transfer agent to remit appropriate amounts to or properly settle with any clearing agency (e.g., National Securities Clearing Corporation) in accordance with such agency's rules and regulations; provided, however, that the Fund will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any sales material, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Fund by Underwriter expressly for use therein. This indemnity shall not apply to any loss, claim, liability or action resulting from willful misfeasance, bad faith or gross negligence on the part of Underwriter or a related person. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

                  (b) The Underwriter agrees to indemnify and hold harmless the Trust, the Fund, the trustees and officers of the Fund and Trust, and any person who controls the Fund or Trust within the meaning of the 33 Act from and against any losses, claims, damages or liabilities to which the Trust, the Fund or any such trustee, officer or controlling person may become subject, under the Acts or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Underwriter
         (A) in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or the alleged omission to state therein made by Underwriter of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund or the Trust by the Underwriter expressly for use therein; Underwriter will reimburse any legal or other expenses reasonably incurred by the Fund or the Trust or any such trustee, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a) or (b) of this Section 11, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (but the omission so to notify the indemnifying party will not relieve it from any other liability which it may have to any indemnified party), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate (including the indemnifying party) in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
         (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, in which case the fees and disbursements of such counsel related to such proceeding shall be paid by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for Underwriter and all persons, if any, who control Underwriter within the meaning of either the Acts or Section 20 of the 34 Act, and (b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, the Trust or their trustees or officers. It is further understood that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for Underwriter and such control persons of Underwriter, such firm shall be designated in writing by Underwriter. In the case of any such separate firm for the Fund and Trust, and such trustees or officers of the Trust or Fund, such firm shall be designated in writing by the Trust or the Fund. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) The Fund and the Underwriter each agree to notify the other promptly of the commencement of any litigation or proceeding against it in connection with the issuance and sale of any of the Shares.

         12. RECORDS TO BE SUPPLIED BY THE FUND. The Fund shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of its Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Fund by independent public accountants.

         13.      EXPENSES.

                  (a) Except as otherwise provided herein, the Fund will bear all costs and expenses incurred under this Agreement including but not limited to:

                           (i) Preparation, setting in type, and printing of
                  sufficient copies of prospectuses and statements of additional information for distribution to existing shareholders.

                           (ii) Preparation, printing and distribution of reports and other communications to existing shareholders.

                           (iii)    Registration of its Shares under the Acts.

                           (iv) Qualification of its Shares for sale in the various States.

                           (v) Qualification of the Fund as a dealer or broker
                  under the laws of any jurisdiction as well as qualification of the Fund to do business in any jurisdiction, if such qualification is necessary for the purpose of selling the Shares.

                           (vi) Maintaining facilities for the issue and transfer of the Shares.

                           (vii) Supplying information, prices and other data
                  to be furnished by the Fund under this Agreement.

                           (viii) Any original issue taxes or transfer taxes
                  applicable to the sale of delivery of the Shares or certificates therefor.

                  (b) Except as otherwise agreed to by the parties or as otherwise provided herein, Underwriter will pay all other expenses (other than expenses which one or more dealers may bear pursuant to any agreement with Underwriter) incident to the sale and distribution of the Shares sold hereunder.

         14. DISTRIBUTION PLANS. The Fund has adopted a distribution plan with respect to Class A Shares and Class C Shares pursuant to Rule 12b-1 under the Act (the "Plan") which provides that the Fund may incur expenses to finance any activity which is primarily intended to result in the sale of Shares. Such activities may include, but are not limited to, advertising, salaries and other expenses of Underwriter relating to selling efforts, seminars, printing of prospectuses, statements of additional information and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, and supplemental payments to dealers. Underwriter shall be paid by the Fund pursuant to the Plan with respect to Class A Shares and Class C Shares a fee not to exceed 0.25% and 0.75% per annum, respectively, of their average daily net assets as may be determined by the Trust's Board of Trustees from time to time for expenses incurred by Underwriter in connection with this Agreement.

         15.      LIABILITY OF UNDERWRITER.

                  (a) Underwriter, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Underwriter in the performance of its obligations and duties under this Agreement.

                  (b) Any person, even though also a director, officer, employee, shareholder or agent of Underwriter, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with Underwriter's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent, or one under the control or direction of Underwriter even though paid by it.

         16.      TERMINATION OF THIS AGREEMENT.

                  (a) This Agreement may be terminated, with respect to the Fund at any time, without payment of any penalty, by vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Fund and who have no direct or indirect financial interest in the preparation of the Plan or in any agreement relating to the Plan or by vote of a majority of the outstanding voting securities of the Fund on not more than ninety (90) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                  (b) The Underwriter may terminate this Agreement by giving the Fund written notice of its intention to terminate this Agreement at the expiration of ninety (90) days from the date of delivery of such written notice of intention to the Fund.

         17.      EFFECTIVE PERIOD OF THIS AGREEMENT.

                  The provisions of paragraph 11 hereof shall survive the termination of this Agreement. The remaining provisions of this Agreement shall be effective on the date first above written and shall remain in full force and effect for a period of two (2) years thereafter (unless terminated as set forth in Paragraph 16), and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund and (ii) by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party by vote cast in person at a meeting called for the purpose of voting on such approval.

         18.      REPORTS.

                  Underwriter shall prepare reports for the Board of Trustees of the Trust on a quarterly basis showing such information as from time to time shall be reasonably requested by such Board and necessary for an informed determination as to whether this Agreement shall continue. The Underwriter shall provide a written report, on a quarterly basis, of the amounts expended, the purposes for which such expenditures were made and any other information reasonably requested by the Board of Trustees of the Trust to enable it to fulfill its responsibilities under paragraph (d) of Rule 12b-1 under the Act and to make findings required by paragraph (e) of Rule 12b-1.

         19.      SEVERABILITY.

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         20.      QUESTIONS OF INTERPRETATION.

                  This Agreement shall be governed by the laws of the State of Ohio, without reference to its choice of law rules.

         21.      NOTICES.

                  Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the following addresses:

                  If to the Trust or the Fund:

                  The Flex-Partners
                  6000 Memorial Drive
                  Dublin, OH  43017
                  Attention:  President

                  If to the Underwriter:

                  Adviser Dealer Services, Inc.
                  6000 Memorial Drive
                  Dublin, OH  43017
                  Attention:  President

         or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         22.      ARBITRATION.

                  Any dispute, controversy or claim arising out of or in connection with this Agreement will be settled by binding arbitration in accordance with the applicable rules for expedited review of (and by an independent arbitrator selected by) the American Arbitration Association, and the decision of such arbitrator, including any award of attorneys' fees and costs, may be entered into any court with jurisdiction.

         23.      ATTORNEYS' FEES.

                  If any legal action or any arbitration or other proceeding is brought to enforce the provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties, whether such party or parties have instituted the action, shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which the Fund, the Trust or Underwriter may be entitled.

         24.      ENTIRE AGREEMENT AND BINDING EFFECT.

                  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and permitted assigns.

         25.      AMENDMENTS.

                  This Agreement may not be amended except by a writing signed by all of the parties hereto.

         IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed in duplicate, as of the day and year first above written.

ATTEST:                                     TRUST:

                                                     THE FLEX-PARTNERS

__________________________________          BY:_______________________

__________________________________          ITS:______________________

ATTEST:                                     UNDERWRITER:

                                            ADVISER DEALER SERVICES, INC.

__________________________________          BY:__________________________

__________________________________          ITS:_________________________

                         ADVISER DEALER SERVICES, INC.
                              6000 MEMORIAL DRIVE
                              DUBLIN, OHIO 43017
                                 800-325-3539
                                 614-766-7000

                              DEALER'S AGREEMENT

         Adviser Dealer Services, Inc. ("Underwriter") invites you, as a selected dealer, to participate as principal in the distribution of shares (the "Shares") of the mutual funds set forth on Schedule A to this Agreement (the "Funds"), of which it is the exclusive underwriter. Underwriter agrees to sell to you, subject to any limitations imposed by the Funds, Shares issued by the Funds and to promptly confirm each sale to you. All sales will be made according to the following terms:

         1. All offerings of any of the Shares by you must be made at the public offering prices, and shall be subject to the conditions of offering, set forth in the then current Prospectus and Statement of Additional Information of the Funds and to the terms and conditions herein set forth, and you agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the rules and regulations of the Securities and Exchange Commission, and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), including
Section 24 of the Rules of Fair Practice of the NASD. You will not offer the Shares for sale in any state or other jurisdiction where they are not qualified for sale under the Blue Sky Laws and regulations of such state or jurisdiction, or where you are not qualified to act as a dealer. Upon application to Underwriter, Underwriter will inform you as to the states or other jurisdictions in which Underwriter believes the Shares may legally be sold.

         2. (a) You will receive a discount from the public offering price ("concession") on all Shares purchased by you from Underwriter as indicated on Schedule A, as it may be amended by Underwriter from time to time.

                  (b) In all transactions in open accounts in which you are designated as Dealer of Record, you will receive the concessions as set forth on Schedule A. You hereby authorize Underwriter to act as your agent in connection with all transactions in open accounts in which you are designated as Dealer of Record. All designations as Dealer of Record, and all authorizations of Underwriter to act as your Agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor's instructions to transfer his open account to another Dealer of Record. No dealer concessions will be allowed on purchases generating less than $1.00 in dealer concessions.

                  (c) As the exclusive underwriter of the Shares, Underwriter reserves the privilege of revising the discounts specified on Schedule A at any time by written notice.

         3. Concessions will be paid to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

         4. Underwriter reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering prices determined by, or for, the Funds.

         5. All orders are subject to acceptance or rejection by Underwriter in its sole discretion. The Underwriter reserves the right, in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

         6. Payment shall be made to the Funds and shall be received by their transfer agent within three (3) business days after the acceptance of your order or such shorter time as may be required by law. With respect to all Shares ordered by you for which payment has not been received, you hereby assign and pledge to Underwriter all of your right, title and interest in such Shares to secure payment therefor. You appoint Underwriter as your agent to execute and deliver all documents necessary to effectuate any of the transactions described in this paragraph. If such payment is not received within the required time period, Underwriter reserves the right, without notice, and at its option, forthwith (a) to cancel the sale, (b) to sell the Shares ordered by you back to the Funds, or (c) to assign your payment obligation, accompanied by all pledged Shares, to any person. You agree that Underwriter may hold you responsible for any loss, including loss of profit, suffered by the Funds, its transfer agent or Underwriter, resulting from your failure to make payment within the required time period.

         7. No person is authorized to make any representations concerning Shares of the Funds except those contained in the current applicable Prospectus and Statement of Additional Information and in sales literature issued and furnished by Underwriter supplemental to such Prospectus. Underwriter will furnish additional copies of the current Prospectus and

Statement of Additional Information and such sales literature and other releases and information issued by Underwriter in reasonable quantities upon request.

         8. Under this Agreement, you act as principal and are not employed by Underwriter as broker, agent or employee. You are not authorized to act for Underwriter nor to make any representation on its behalf; and in purchasing or selling Shares hereunder, you rely only upon the current Prospectus and Statement of Additional Information furnished to you by Underwriter from time to time and upon such written representations as may hereafter be made by Underwriter to you over its signature.

         9. You appoint the transfer agent for the Funds as your agent to execute the purchase transactions of Shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, and you guarantee the legal capacity of your customers purchasing such Shares and any co-owners of such Shares.

         10. You will (a) maintain all records required by law relating to transactions in the Shares, and upon the request of Underwriter, or the request of the Funds, promptly make such records available to Underwriter or to the Funds as are requested, and (b) promptly notify Underwriter if you experience any difficulty in maintaining the records required in the foregoing clause in an accurate and complete manner. In addition, you will establish appropriate procedures and reporting forms and schedules, approved by Underwriter and by the Funds, to enable the parties hereto and the Funds to identify all accounts opened and maintained by your customers.

         11. Underwriter has adopted compliance standards, attached hereto as Schedule B, as to when particular classes of Shares may appropriately be sold to particular investors. You agree that all persons associated with you will conform to such standards when selling Shares.

         12. Each party hereto represents that it is presently, and, at all times during the term of this Agreement, will be, a member in good standing of the NASD and agrees to abide by all its Rules of Fair Practice including, but not limited to, the following provisions:

                  (a) You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding. You shall not purchase any Shares from Underwriter other than for investment, except for the purpose of covering purchase orders already received.

                  (b) All conditional orders received by Underwriter must be at a specified definite price.

                  (c) If any Shares purchased by you are repurchased by the Funds (or by Underwriter for the account of the Funds) or are tendered for redemption within seven business days after confirmation of the original sale of such Shares (1) you agree to forthwith refund to Underwriter the full concession allowed to you on the original sale, such refund to be paid by Underwriter to the Funds, and (2) Underwriter shall forthwith pay to the Funds that part of the discount retained by Underwriter on the original sale. Notice will be given to you of any such repurchase or redemption within ten days of the date on which the repurchase or redemption request is made.

                  (d) Neither Underwriter, as exclusive underwriter for the Funds, nor you as principal, shall purchase any Shares from a record holder at a price lower than the net asset value then quoted by, or for, the Funds. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to Underwriter or the Funds at the net asset value currently quoted by, or for, the Funds and charging the investor a fair commission for handling the transaction.

                  (e) You warrant on behalf of yourself and your registered representatives and employees that any purchase of Shares at net asset value by the same pursuant to the terms of the Prospectus of the applicable Fund is for investment purposes only and not for purposes of resale. Shares so purchased may be resold only to the Fund which issued them.

         13. You agree that you will indemnify Underwriter, the Funds, the Funds' transfer agent, the Funds' investment adviser, and the Funds' custodian and hold such persons harmless from any claims or assertions relating to the lawfulness of your company's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your company which are performed in connection with the discharge of your responsibilities under this Agreement. If any such claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing, and all costs of such defense shall be borne by you.

         14. This Agreement will automatically terminate in the event of its assignment. Either party hereto may cancel this Agreement without penalty upon ten days' written notice. This Agreement may also be terminated as to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the terminating Fund who are not "interested persons" (as such term is defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the applicable Fund's Distribution Expense Plan or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the outstanding voting securities of the terminating Fund on ten days' written notice.

         15. All communications to Underwriter shall be sent to Adviser Dealer Services, Inc., 6000 Memorial Drive, Dublin, Ohio 43017, or at such other address as Underwriter may designate in writing. Any notice to you shall be duly given if mailed or transmitted by facsimile with original to follow by mail to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

         16. This Agreement supersedes any other agreement with you relating to the offer and sale of the Shares, and relating to any other matter discussed herein.

         17. This Agreement shall be binding (i) upon placing your first order with Underwriter for the purchase of Shares, or (ii) upon receipt by Underwriter in Dublin, Ohio of a counterpart of this Agreement duly accepted and signed by you, whichever shall occur first. This Agreement shall be construed in accordance with the laws of the State of Ohio.

         18. The undersigned, executing this Agreement on behalf of Dealer, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Dealer.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return one copy of this Agreement to the Underwriter.

ACCEPTED BY DEALER                                ADVISER DEALER SERVICES, INC.

By:_________________________________              By:__________________________
     Authorized Signature, Position

___________________________________               _____________________________
Type or Print Name                                Date

Dealer Name:

Address:

Address:

Phone:

__________________________________
Date

Revised 1/27/97

                                  SCHEDULE A

                             MUTUAL FUNDS SUBJECT
                             TO DEALERS AGREEMENT

                             The Core Equity Fund

                                  SCHEDULE B

                            POLICIES AND PROCEDURES
                             WITH RESPECT TO SALES
                             OF DUAL PRICING FUND

         As certain Funds distributed by Adviser Dealer Services, Inc. (the "Multiple Pricing Funds") offer more than one class of Shares subject to different levels of sales charges, it is important for an investor not only to choose the Fund that best suits his investment objectives, but also to choose the sales financing method which best suits his particular situation. To assist investors in these decisions, we are instituting the following policy:

         1. Any purchase order sufficient to qualify for the elimination of a front-end sales charge must be for Class A Shares.

         2. Any purchase order for $100,000 or greater is subject to approval by a registered principal of the Underwriter, who must approve the purchase order for the proper class of Shares in light of the relevant facts and circumstances, including:

              (a) the specific purchase order dollar amount;

              (b) the length of time the investor expects to hold the Shares;
                  and

              (c) any other relevant circumstances, such as the availability of purchases under a Letter of  Intent.

         3. Any order to exchange Class A Shares of a Multiple Pricing Fund (or Shares of another Fund having a maximum sales load equal to or greater than Class A Shares of the Multiple Pricing Funds) for Shares of another Multiple Pricing Fund will be for Class A Shares only. Other classes of a Multiple Pricing Fund may be exchanged for another class of a different Multiple Pricing Fund, provided that the multiple exchange is subject to approval by a registered principal of Underwriter, who must approve the exchange in light of the relevant facts and circumstances.

         There are instances when one financing method may be more appropriate than the other. For example, investors who would qualify for a significant discount from the maximum sales charge on Class A Shares may determine that payment of such a reduced front-end sales charge is superior to payment of the higher ongoing distribution fee applicable to other classes of Shares. On the other hand, an investor whose order would not qualify for such a discount may wish to pay a lower sales charge and have more of his funds invested in other classes of Shares. If such an investor anticipates that he will redeem his Shares within a short period of time, the investor may, depending on the amount of his purchase, choose to bear higher distribution expenses than if he had purchased Class A Shares.

         In addition, investors who intend to hold their Shares for a significantly long time may wish to purchase Class A Shares in order to avoid the higher ongoing distribution expenses of other classes of Shares.

         The appropriate supervisor must ensure that all employees receiving investor inquiries about the purchase of Shares of Multiple Pricing Funds advise the investor of the available financing methods offered by mutual funds, and the impact of choosing one method over another. It may be appropriate for the supervisor to discuss the purchase with the investor.

         This policy is effective immediately with respect to any order for the purchase of Shares of all Multiple Pricing Funds. Questions relating to this policy should be directed to Elyse Jurman of the Underwriter, at 614-766-7000.

Revised 1/27/97



                                  SCHEDULE A

                              COMMISSION SCHEDULE

                        THE CORE EQUITY FUND - CLASS A

-------------------------------------------- --------------------- ----------------------
         Dollar amount of Purchase                  Total                    Deale
            (At Offering Price)                     Sales                   Concess
                                                   Charge*
-------------------------------------------- --------------------- ----------------------


Up to $100,000                                      4.00%                    3.50%
-------------------------------------------- --------------------- ----------------------
$100,000 to $249,999                                3.50%                    3.00%
-------------------------------------------- --------------------- ----------------------
$250,000 to $499,999                                3.00%                    2.50%
-------------------------------------------- --------------------- ----------------------
$500,000 to $999,999                                2.50%                    2.00%
-------------------------------------------- --------------------- ----------------------
$1,000,000 or more                                   None                     None
-------------------------------------------- --------------------- ----------------------

Payment to broker/dealer, paid quarterly, based on assets of each registered representative as follows:


---------------------------------- ------------------- -------------------------- ------------------
          Dollar amount               Shareholder                12b-1                      Total
             in Fund                 Servicing Fee
---------------------------------- ------------------- -------------------------- ------------------


Under $3,000,000                          25bp                    5bp                       30bp
$3,000,001 up to $5,000,000               25bp                   10bp                       35bp
Over $5,000,001                           25bp                   15bp                       40bp
---------------------------------- ------------------- -------------------------- ------------------


                        THE CORE EQUITY FUND - CLASS C

The Funds will be offered to clients at net asset value. A commission of 1% of the purchase amount of Class C shares will be paid to participating brokers at the time of purchase. Purchases of Class C shares are subject to a contingent deferred sales load, according to the following schedule:

        --------------------------------- -----------------------------
                  Up to 18 months                      1.50%
                  18 to 24 month                       0.75%
        --------------------------------- -----------------------------

Paid to broker/dealer, paid quarterly, based on assets of each registered representative as follows:


---------------------------------- ------------------- -------------------------- ------------------
          Dollar amount               Shareholder                12b-1                      Total
             in Fund                 Servicing Fee
---------------------------------- ------------------- -------------------------- ------------------


Under $3,000,000                          25bp                    5bp                       30bp
$3,000,001 up to $5,000,000               25bp                   10bp                       35bp
Over $5,000,001                           25bp                   15bp                       40bp
---------------------------------- ------------------- -------------------------- ------------------


Trailing commission will be paid quarterly beginning in the thirteenth month as described above.

Brokers may invest for their own account at NAV.